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Exhibit 10.11

Techwell, Inc. 631 River Oaks Parkway San Jose, CA 95134 U.S.A.	Tel: (408) 435-3888 Fax: (408) 435-0588

September 8, 2000

Dong-Wook Nam
102-1002 Whang-Gul-Ju-Kong Apt.
YoungTong Dong, Pal-dal Gu, Suwon
Kyung-Ki Do, Korea

        Techwell Inc. is pleased to offer to you the position of Field Application Manager, reporting to Jun Kim.

        The provision of this offer are as follow:

  1.
  The annual salary for this exempt position is $90,000.00

  2.
  Subject to the approval of our Board of Directors and subject to the terms and conditions of the Techwell Stock Option Plan, you will have the opportunity to purchase 25,000 shares of the Company's Common stock.

  3.
  You will participate in Techwell's medical and dental plan, effective the 1st day of the following month of your start day.

  4.
  You will be required to sign the Company Standard Employee Confidentially and Non disclosure Agreement.

  5.
  In compliance with the new Immigration and Naturalization Service's Act, you will be required to furnish proof of your right to work in the United States upon acceptance of this offer.

  6.
  This offer is valid through January 15, 2001.

        Please indicate your acceptance by signing this letter and returning it to me. We look forward to your joining the Techwell team.

Sincerely,
/s/ Jun Kim		/s/ Fumihiro Kozato
Jun Kim Director of Sales		Hiro Kazato President & CEO
Accepted:	/s/ Nam	Date:	9.25.2000
Start Date:

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  Exhibit 10.11